EXHIBIT 32.2

JOINT CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aviv Healthcare Properties Limited Partnership (the “Company”) on Form 10-Q for the quarter ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Craig M. Bernfield and Mark L. Wetzel, the principal executive and financial officers, respectively, of Aviv REIT, Inc., the general partner of the Company, certify, pursuant to and for purposes of 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig M. Bernfield
Craig M. Bernfield
Chief Executive Officer (principal executive officer) of Registrant’s General Partner
October 31, 2014

/s/ Mark L. Wetzel
Mark L. Wetzel
Chief Financial Officer and Treasurer (principal financial officer) of Registrant’s General Partner
October 31, 2014